UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2003

Commission File Number
0-25424

SEMITOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0384392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Semitool, Inc.
655 West Reserve Drive, Kalispell, MT 59901
(406) 752-2107
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. Other Events and Regulation FD Disclosure.

On July 29, 2003, Semitool, Inc. (the Company”) issued a press release announcing revised fourth quarter 2003 guidance due to a write-down of inventory. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated September 11, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.
(Registrant)

Date: September 15, 2003	By: /s/Larry A. Viano
Larry A. Viano
Chief Financial Officer

Exhibit 99.1

Contacts:

Semitool, Inc.	Investor Relations Partners, Inc.
Larry Viano, Chief Financial Officer	Shellie Roth
406.752.2107	973.535.8389
lviano@semitool.com	roth@irpartners.com

Semitool Issues Revised Fourth Quarter Fiscal 2003 Guidance
Company Also Announces Date of Fiscal 2003 Fourth Quarter Conference Call

Kalispell, MT — September 11, 2003 — Semitool, Inc. (Nasdaq: SMTL), a leading supplier of wafer surface preparation and electrochemical deposition (ECD) systems, today announced that the company expects to incur non-cash charges related to inventory write-downs in the fourth quarter of fiscal 2003. Total charges will include inventory write-offs related to certain of the company’s product lines being replaced with newer technology. The charge related to these products is expected to total between $15 to $17 million, increasing the anticipated per share net loss for fiscal 2003‘s fourth quarter from the previously forecasted $0.08 and $0.11, to between $0.40 and $0.47 net loss per share.

Ray Thompson, founder, chairman and chief executive of Semitool, commented, “The rapid and enthusiastic acceptance of the performance advantages of the new Raider platform has shifted forecasted demand from previous generation of electroplating and wafer cleaning tools. Additionally, our Sirius technology with its environmentally preferable Hydrozone process, is also displacing our earlier technology. It is our success with these new products that is driving our decision to take this large, one-time reduction in our balance sheet for fiscal year 2003.”

Semitool also announced that it anticipates announcing final quarterly results for the fourth quarter and full year of fiscal 2003 after the market closes on November 4, 2003. On that day, there will also be a conference call for interested investors and other parties.

About Semitool, Inc.

Semitool is a worldwide leader in the design, development, manufacture, and support of high performance, single-wafer and batch wet chemical processing systems for use in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. More information is available at the company’s website, www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.

Safe Harbor Statement:

The matters discussed in this news release include forward-looking statements. These include statements relating to the expected amount of the write-down in the fourth quarter 2003, the expected fourth quarter loss per share, the one-time reduction in the balance sheet resulting from the write-down, the success and acceptance of the Raider and Sirius platforms and their displacement of demand for our other tools, and the environmental advantages of the Hydrozone process. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Forward-looking statements may contain words such as “expects,” “anticipates,” “believes,” “may,” “should,” “will,” “estimates,” “forecasts,” or similar expressions, and include the assumptions that underlie such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Our business in general is subject to risks and uncertainties that could cause actual results to materially differ from those projected in such forward-looking statements, including, but not limited to, the cyclicality in the semiconductor industry, rapid technological change, the introduction of competing products and technologies and market non-acceptance of Semitool’s new products and new applications for existing products, as well as, other risk factors related to our business contained in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.